As filed with the Securities and Exchange Commission on May 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Twitter, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-8913779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1355 Market Street, Suite 900

San Francisco, California 94103

(415) 222-9670

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jack Dorsey

Chief Executive Officer

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

(415) 222-9670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq. Lisa Stimmell, Esq. Melissa S. Rick, Esq. Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Vijaya Gadde, Esq. Sean Edgett, Esq. Twitter, Inc. 1355 Market Street, Suite 900 San Francisco, California 94103 (415) 222-9670

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.000005 per share	24,096,400	$29.84	$719,036,576.00	$93,330.95

(1)

Represents the maximum number of shares of common stock, par value $0.000005 per share (“Common Stock”) issuable upon conversion of the notes at a conversion rate corresponding to the initial conversion rate of 24.0964 shares of our common stock per $1,000 principal amount of 0.375% Convertible Senior Notes due 2025. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of Common Stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(2)

Estimated solely for the purpose of computing the registration fee and based on the average high and low sales price of the common stock of Twitter, Inc. as reported on the New York Stock Exchange on May 19, 2020 in accordance with Rule 457(c) under the Securities Act.

PROSPECTUS

24,096,400 SHARES

Twitter, Inc.

Common Stock

This prospectus relates to the potential sale or disposition from time to time by Silver Lake Partners V DE (AIV), L.P. (“Silver Lake”) of some or all of the shares of our common stock, par value $0.000005 (“common stock”) issuable upon conversion of our 0.375% Convertible Senior Notes due 2025 (the “notes”), if any, in any manner described under “Plan of Distribution” in this prospectus. For purposes of this prospectus, Silver Lake includes its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of Silver Lake’s interests. The notes were acquired from us in a private placement that closed on March 12, 2020 and is more fully described in the section entitled “Prospectus Summary—Silver Lake Transaction.” We will receive no proceeds from any sale by Silver Lake of the shares of common stock offered by this prospectus and any prospectus supplement, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “TWTR.” On May 26, 2020, the closing sale price of our common stock on the NYSE was $34.01 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section “Risk Factors” below on page 8, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2020.

Neither we nor any selling securityholder or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and any selling securityholder or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, Silver Lake may offer and sell the securities described in this prospectus in one or more offerings or resales.

Information about Silver Lake may change over time. Any changed information given to us by Silver Lake will be set forth in a prospectus supplement if and when necessary. Further, in some cases, Silver Lake will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless we state otherwise or the context otherwise requires, references to “Twitter,” the “Company,” “us,” “we” or “our” in this prospectus mean Twitter, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to the public from the SEC’s website at www.sec.gov, or our website at www.twitter.com. The information on or accessible through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, reference is hereby made to the registration statement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement through the completion of the offering (other than, in each case, documents or information deemed to have been furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K or as otherwise permitted by SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 19, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 5, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2020, March 13, 2020, April 7, 2020 and May 12, 2020; and

•	the description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on October 31, 2013.

For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain a copy of any or all of the information that has been or may be incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Twitter, Inc.

Attention: Secretary

1355 Market Street, Suite 900

San Francisco, California 94103

Tel: (415) 222-9670

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary” and “Risk Factors,” and the information incorporated by reference in this prospectus, contain forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to attract and retain people on Twitter and increase their level of engagement, including ad engagement, and its impact on revenue;

•

our plans regarding health and safety and our other top priorities, including our expectations regarding the impact on our reported metrics, policies, enforcement and preventing manipulation of our platform;

•

the impact of the novel coronavirus (COVID-19) pandemic and related responses of businesses and governments to the pandemic on our operations and personnel, and on commercial activity and advertiser demand across our platform and on our operating results;

•	our expectations regarding monetizable DAUs (mDAU), changes in cost per ad engagement and changes in ad engagements;

•

our ability to develop or acquire new products, product features and services, improve our existing products and services, including with respect to Promoted Products, video and performance advertising, and increase the value of our products and services;

•

our business strategies, plans and priorities, including our plans for growth and hiring, investment in our research and development efforts and our plans to scale capacity and enhance capability and reliability of our infrastructure, including capital expenditures relating to infrastructure;

•	our work to increase the stability, performance, development velocity and scale of our ads platform and our Mobile Application Promotion (MAP) product;

•	our ability to provide new content from third parties, including our ability to secure live streaming video content on terms that are acceptable to us;

•	our ability to attract advertisers to our platforms, products and services and increase the amount that advertisers spend with us;

•	our expectations regarding our mDAU growth and growth rates and related opportunities as well as the continued usage of our mobile applications, including the impact of seasonality;

•	our ability to increase our revenue and our revenue growth rate, including advertising and data licensing and other revenue;

•	our ability to improve monetization of our products and services;

•

our future financial performance, including trends in cost per ad engagement, revenue (including data licensing revenue), cost of revenue, operating expenses, including stock-based compensation and income taxes;

•	our expectations regarding certain deferred tax assets and fluctuations in our tax expense and cash taxes;

•	the impact of privacy and data protection laws and regulations;

•	the impact of content- or copyright-related legislation or regulation;

•	our expectations regarding outstanding litigation or the decisions of the courts;

•	the effects of seasonal trends on our results of operations;

•	the impact of our future transactions and corporate structuring on our income and other taxes;

•

the sufficiency of our cash and cash equivalents, short-term investment balance and credit facility together with cash generated from operations to meet our working capital and capital expenditure requirements;

•	our ability to timely and effectively develop, invest in, scale and adapt our existing technology and network infrastructure;

•	our ability to successfully acquire and integrate companies and assets; and

•	our expectations regarding international operations and foreign exchange gains and losses.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, cash flows or prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place substantial weight on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 8 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our common stock.

TWITTER, INC.

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment, to sports, politics, and everyday interests, Twitter shows every side of the story. On Twitter you can join the open conversation and watch highlights, clips or live-streaming events. Twitter is available in more than 40 languages around the world.

We were incorporated in Delaware in April 2007. Our principal executive offices are located at 1355 Market Street, Suite 900, San Francisco, California 94103, and our telephone number is (415) 222-9670. Unless the context requires otherwise, the words “Twitter,” “we,” “Company,” “us” and “our” refer to Twitter, Inc. and our wholly owned subsidiaries. Our website is located at www.twitter.com, and our investor relations website is located at http://investor.twitterinc.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

“Twitter,” the Twitter bird logo, “Tweet,” “Retweet” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Twitter, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Silver Lake Transaction

On March 9, 2020, we entered into an investment agreement (the “Investment Agreement”) with Silver Lake relating to the issuance and sale to Silver Lake of $1,000,000,000 in aggregate principal amount of our 0.375% Convertible Senior Notes due 2025 (the “notes”). The transactions contemplated by the Investment Agreement closed on March 12, 2020. In connection with the issuance of the notes, on March 12, 2020, we entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee. The notes are convertible at the option of the holder at any time until the scheduled trading day prior to the maturity date, including in connection with a redemption by us. The notes will be convertible into shares of our common stock based on an initial conversion rate of 24.0964 shares of common stock per $1,000 principal amount of the notes (which is equal to an initial conversion price of $41.50 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

We sold the notes in a transaction exempt from the registration requirements of the Securities Act, and expect to rely on an exemption for any issuance of the shares of common stock issuable upon conversion of the notes.

THE OFFERING

Common stock offered	Silver Lake may offer and sell some or all of the 24,096,400 shares of our common stock that may be issued upon conversion of the notes in any manner described under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of Silver Lake, we are referring to the shares of common stock that may be issued upon conversion of the notes.

Use of proceeds	Silver Lake will receive all of the proceeds from the sale under this prospectus of the notes and the shares of common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

Listing	Our common stock is listed on the NYSE under the symbol “TWTR.”

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part I, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

Silver Lake will receive all of the proceeds from the sale of the shares of common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 5,200,000,000 shares of capital stock, $0.000005 par value per share, of which:

•	5,000,000,000 shares are designated as common stock; and

•	200,000,000 shares are designated as preferred stock.

Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights or other subscription rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 200,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participation, optional or other rights, if any, including without limitation dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including any sinking fund provisions), redemption price or prices and liquidation preferences of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following provisions:

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provide that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least 80% of our then outstanding capital stock.

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 200,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

Computershare Limited is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “TWTR”.

SELLING SECURITYHOLDERS

On March 12, 2020, we issued $1 billion aggregate principal amount of the notes to Silver Lake, pursuant to the investment agreement. The notes were initially convertible into an aggregate of 24,096,400 shares of common stock and were issued in transactions exempt from the registration requirements of the Securities Act. With certain exceptions, Silver Lake is subject to certain transfer restrictions pursuant to the investment agreement that contractually prohibit the transfer or any sale of the shares of common stock issuable upon conversion of the notes by Silver Lake to a non-affiliated third-party until the earliest of (i) March 12, 2022 and (ii) a change in control (as defined in the investment agreement) of us.

For purposes of this prospectus, Silver Lake includes its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of Silver Lake’s interests. Our registration of the shares of common stock issuable upon conversion of the notes does not necessarily mean that Silver Lake will sell all or any of such shares of common stock. The following table sets forth certain information as of April 30, 2020 concerning the shares of common stock that may be offered from time to time by Silver Lake with this prospectus. The information is based on information provided by or on behalf of Silver Lake. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the conversion rate, as of the date of this prospectus, of 24.0964 shares of common stock per $1,000 aggregate principal amount of notes. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture governing the notes. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by Silver Lake pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about Silver Lake may change over time. Any changed or new information given to us by Silver Lake will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Number of Shares of Common Stock Beneficially Owned and Offered Hereby (1)	Percentage of Shares of Common Stock Beneficially Owned and Offered Hereby (2)	Shares Beneficially Owned After the Offering(3)
Silver Lake Partners V DE (AIV), L.P.	24,096,400	2.98%	—

(1)

Assumes for each $1,000 in principal amount of the notes a conversion rate, as of the date of this prospectus, of 24.0964 shares of common stock upon conversion and full physical settlement. This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)

The percentage reflects the 784,629,121 shares of common stock outstanding as of April 30, 2020 and gives effect to the total number of shares of common stock beneficially owned and offered hereby by Silver Lake, assuming full physical settlement.

(3)	The table assumes that Silver Lake sells all of its shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including the investment agreement and documents related to director positions with the Company), Silver Lake does not have, and within the last three years has not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION

Silver Lake, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Silver Lake will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the Securities covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the shares of common stock covered hereby.

Silver Lake may sell the Securities covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. Silver Lake will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by Silver Lake in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from Silver Lake and/or the purchasers of the Securities for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•

the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our common stock and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our common stock by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by Silver Lake or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of Silver Lake; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

Silver Lake may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

Silver Lake may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus, including the notes, to third parties in privately negotiated transactions.

In connection with those sale, forward sale or derivative transactions, the third parties (or underwriters on their behalf) may sell shares of our common stock, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by Silver Lake or borrowed from Silver Lake or others to settle such third-party sales or to close out any related open borrowings of our common stock. The third parties or underwriters selling shares of our common stock on their behalf may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, Silver Lake may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with Silver Lake. Silver Lake may also sell securities short and redeliver securities to close out such short positions. Silver Lake may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. Silver Lake also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or Silver Lake’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of the Securities, including the specific Securities to be sold, the name of Silver Lake, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. Silver Lake may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from Silver Lake at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Silver Lake. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by Silver Lake may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, Silver Lake and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for Silver Lake may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by Silver Lake and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are an “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and Silver Lake have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or Silver Lake may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or Silver Lake or their affiliates in the ordinary course of business.

Silver Lake will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by Silver Lake. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

24,096,400 Shares

Common Stock

PROSPECTUS

May 27, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following sets forth the costs and expenses, all of which will be, or have been, paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$93,331
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*	135,000
Printing Fees*	15,000
Miscellaneous*	5,000

Total	$298,331

*	Estimate

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

To the fullest extent permitted by the DGCL, the Registrant’s Restated Certificate of Incorporation, as amended through January 4, 2011 (the “Certificate of Incorporation”) provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in the certain instances enumerated above pursuant to Section 102(b)(7) of the DGCL. Furthermore, if the DGCL is amended to further eliminate or limit the liability of a director, then the Certificate of Incorporation provides that a director shall not be liable to fullest extent permitted by the amended DGCL.

The Certificate of Incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving (at such time as such person is or was a director or officer of the corporation) at the request of the Registrant as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant generally shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

The Certificate of Incorporation also provides that expenses incurred by an officer or director of the Registrant (acting in his or her capacity as such) in defending any such action, suit or proceeding shall be paid by the Registrant in advance of its final disposition, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

The Certificate of Incorporation also provides that indemnification provided for in the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of the stockholders or disinterested directors or otherwise and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

The Registrant maintains a directors’ and officers’ liability insurance policy providing coverage to its directors and officers, as authorized by the Certificate of Incorporation.

Item 16.	Exhibits

The following Exhibits are filed as part of this Registration Statement:

1.1^	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

3.1	Restated Certificate of Incorporation of Twitter, Inc. (incorporated by reference to Exhibit 3.2 to Twitter’s Registration Statement on Form S-1 filed on October 22, 2013 (File No. 333-191552)).

3.2	Amended and Restated Bylaws of Twitter, Inc. (incorporated by reference to Exhibit 3.1 to Twitter’s Current Report on Form 8-K filed on April 7, 2017 (File No. 001-36164)).

5.1*	Opinion of Wilson Sonsini, Goodrich & Rosati, Professional Corporation.

10.1	Investment Agreement, among Twitter, Inc. and Silver Lake Partners V DE (AIV), L.P. dated as of March 9, 2020 (incorporated by reference to Exhibit 10.1 to Twitter’s Current Report on Form 8-K filed on March 9, 2020 (File No. 001-36164)).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Wilson Sonsini, Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

^	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 27, 2020.

TWITTER, INC.

BY:	/s/ Jack Dorsey
Jack Dorsey Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack Dorsey and Ned Segal, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-3 of Twitter, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Jack Dorsey Jack Dorsey	Chief Executive Officer Director (Principal Executive Officer)	May 27, 2020

/s/ Ned Segal Ned Segal	Chief Financial Officer (Principal Financial Officer)	May 27, 2020

/s/ Robert Kaiden Robert Kaiden	Chief Accounting Officer (Principal Accounting Officer)	May 27, 2020

/s/ Omid Kordestani Omid Kordestani	Executive Chairman and Director	May 27, 2020

/s/ Jesse Cohn Jesse Cohn	Director	May 27, 2020

/s/ Egon P. Durban Egon P. Durban	Director	May 27, 2020

/s/ Martha Lane Fox Martha Lane Fox	Director	May 27, 2020

/s/ Ngozi Okonjo-Iweala Ngozi Okonjo-Iweala	Director	May 27, 2020

/s/ Patrick Pichette Patrick Pichette	Director	May 27, 2020

/s/ David Rosenblatt David Rosenblatt	Director	May 27, 2020

/s/ Bret Taylor Bret Taylor	Director	May 27, 2020

/s/ Robert Zoellick Robert Zoellick	Director	May 27, 2020